SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2010

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 5 – Corporate Governance and Management

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Our annual meeting of shareholders was held on June 10, 2010.  At the meeting our shareholders elected eight directors to serve until the next annual meeting and until their successors are duly elected and qualified.  Our shareholders also ratified the Board of Directors’ selection of Rothstein, Kass & Company, P.C. as our independent public auditors to audit our financial statements for the current fiscal year.  There were 33,996,017 outstanding shares of BioTime’s common stock as of April 26, 2010 entitled to vote and 28,891,219 shares, or 84.98%, represented at the meeting, either in person or by proxy. The following tables show the votes cast by our shareholders and any abstentions and broker non-votes with respect to the matters presented to shareholders for a vote at the meeting:

Election of Directors

Nominee	Votes For	Percent of Vote	Votes Withheld

Neal C. Bradsher	19,028,087	99.84	29,828
Arnold I. Burns	19,019,240	99.80	38,675
Robert N. Butler	19,021,074	99.81	36,841
Abraham E. Cohen	19,021,895	99.81	36,020
Alfred D. Kingsley	19,029,855	99.85	28,060
Pedro Lichtinger	19,027,745	99.84	30,170
Judith Segall	19,029,251	99.85	28,664
Michael D. West	19,025,355	99.83	32,560

Ratification of Appointment of Independent Auditors

	Shares Voted	Percent of Quorum

For	28,840,146	99.82
Against	12,744	0.04
Abstain	38,329	0.13
Broker Non-Votes	0	0.00

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated June 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	June 14, 2010	By:	/s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description
99.1	Press release dated June 14, 2010